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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Firstcity Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 5, 2004

TO THE STOCKHOLDERS OF FIRSTCITY FINANCIAL CORPORATION:

          NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of FirstCity Financial Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 6400 Imperial Drive, Waco, Texas 76712, on Thursday, August 5, 2004, at 9:00 a.m., local time, for the following purposes:

1.	To elect 7 directors, each to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the Board of Directors’ appointment of independent public accountants for the Company and its subsidiaries for fiscal year 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only holders of record of the Company’s Common Stock outstanding as of the close of business on June 8, 2004, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A proxy card is enclosed in the pocket on the front of the envelope in which these materials were mailed to you. Please complete, sign and date the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person. The list of stockholders of the Company may be examined at the offices of the Company located at 6400 Imperial Drive, Waco, Texas 76712.

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is enclosed.

By Order of the Board of Directors,

Waco, Texas	Richard J. Vander Woude
June 11, 2004	Secretary

It is important that your shares are represented at the Annual Meeting, whether or not you are able to attend personally. Accordingly, please complete, sign, date and return promptly the enclosed proxy in the envelope provided.

INTRODUCTION
ANNUAL MEETING MATTERS
PROPOSAL I — ELECTION OF DIRECTORS
Summary Compensation Table
PROPOSAL II — RATIFICATION AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDERS’ PROPOSALS
OTHER MATTERS
ANNEX A

PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished to stockholders of FirstCity Financial Corporation, a Delaware corporation (“FirstCity” or the “Company” or the “Corporation”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the principal executive offices of the Company on Thursday, August 5, 2004, at 9:00 a.m., local time. This Proxy Statement and form of proxy are being mailed to the Company’s stockholders on or about June 11, 2004. The Company’s principal executive offices are located at 6400 Imperial Drive, Waco, Texas 76712, and its telephone number is (254) 751-1750.

Purpose of the Annual Meeting

     At the Annual Meeting, the holders of shares of common stock, par value $.01 per share (“Common Stock”), of the Company will be asked

(1)	to elect seven directors to serve on the Board of Directors of the Company, such directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and qualified,

(2)	to ratify the Board of Directors’ appointment of KPMG LLP (“KPMG”) as independent certified public accountants for the Company and its subsidiaries for fiscal year 2004.

Record Date

     Only holders of record of Common Stock outstanding as of the close of business on June 8, 2004 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

Required Votes

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (and therefore abstentions and broker non-votes will have no legal effect on such election). The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be necessary to ratify the appointment of KPMG as independent certified public accountants (and therefore abstentions will have the effect of a negative vote on such proposals and broker non-votes will have no legal effect on the vote). An automated system administered by the Company’s transfer agent will tabulate the votes cast by proxy prior to the meeting.

     All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies. If no direction is indicated on properly executed and unrevoked proxies, the shares will be voted

•	“FOR” the election of the seven nominees named in this proxy as directors, and

•	“FOR” the proposal to ratify the appointment of KPMG as the independent certified public accountants for the Company and its subsidiaries for fiscal year 2004.

     The Company does not know of any matters, other than those described above, which will come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, the persons named in the proxies and acting under these proxies will have discretion to vote on such matters in accordance with their best judgment.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Revocation of Proxy

     A record holder of Common Stock who executes and returns a proxy has the power to revoke it at any time before it is voted. A holder who wishes to revoke a proxy can do so:

•	by executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting,

•	by giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting, or

•	by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates.

All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: FirstCity Financial Corporation, 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714-8216, Attention: Secretary, telephone (254) 751-1750.

Shareholder Voting Agreement

     James R. Hawkins, Chairman of the Board of the Company, James T. Sartain, President and Chief Executive Officer of the Company, and ATARA I, LTD., a Texas limited partnership (“ATARA”), are parties to a Shareholder Voting Agreement (the “Shareholder Voting Agreement”), dated as of June 29, 1995, with Cargill Financial Services Corporation, a Delaware corporation (“Cargill”). The sole general partner of ATARA is ATARA Corp., a Texas corporation, the Chairman of the Board and President of which is Rick R. Hagelstein (a former executive officer of the Company).

     Under the terms of the Shareholder Voting Agreement, Messrs. Hawkins and Sartain, and ATARA, are required to vote their shares of Common Stock to elect one designee of Cargill as a director of the Company, and Cargill is required to vote its shares of Common Stock to elect one or more of the designees of Messrs. Hawkins and Sartain, and ATARA, as directors of the Company. With respect to the Board nominees for director named below under the caption “Proposal I — Election of Directors,”

(1)	Messrs. Hawkins and Sartain, and ATARA, will vote their shares of Common Stock for the election of Jeffery Leu as a director, Cargill’s designee under the Shareholder Voting Agreement, and

(2)	Cargill will vote its shares of Common Stock for the election of James R. Hawkins and James T. Sartain as directors, the designees of Messrs. Hawkins and Sartain, and ATARA under the Shareholder Voting Agreement.

Information pertaining to the number of shares of Common Stock owned on April 21, 2004, by each of Messrs. Hawkins and Sartain, and ATARA and Cargill, is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management.”

Solicitation Costs

     The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company, who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of Common Stock held by them as stockholders of record.

Annual Report on Form 10-K

     The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which includes, among other things, the Company’s audited consolidated balance sheets at December 31, 2003 and 2002, and the Company’s audited consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and statements of cash flows for each of the years in the three-year period ended December 31, 2003, has been mailed to stockholders of record as of the Record Date.

ANNUAL MEETING MATTERS

     Directors of the Company are elected each year to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company’s Bylaws provide for a minimum of one and a maximum of twelve directors. The Board has set the number of directors of the Company at seven. The Board nominated seven persons to stand for election at the Annual Meeting, and each is currently a director of the Company. The Board of Directors recommends that such seven nominees, each of which is named below, be elected to serve as directors.

     The Certificate of Designations of the Company’s New Preferred Stock, $0.01 par value (“New Preferred Stock”), provides that if dividends payable on the New Preferred Stock have been in arrears and unpaid for six quarterly periods, then the holders of New Preferred Stock shall have the right, voting as a single class, to elect two additional directors of the Company. To exercise this right, holders of the New Preferred Stock must follow certain prescribed actions specified in the Certificate of Designations of the New Preferred Stock. Since the Company has failed to pay quarterly dividends for at least six consecutive quarters on the New Preferred Stock, the holders of the New Preferred Stock are entitled to exercise their right to elect two additional directors to the Company’s Board until cumulative dividends have been paid in full, upon following the procedures described in the Certificate of Designations of the New Preferred Stock. To date, these rights have not been exercised.

     Under the Company’s Bylaws, nominations of persons for election to the Board of Directors also may be made at the Annual Meeting by any stockholder of the Company entitled to vote for the election of directors at the Annual Meeting who complies with the notice procedures described in this paragraph. Any such nomination must be made pursuant to notice in writing to the Secretary of the Company, and must be delivered to or mailed and received at the principal executive offices of the Company no later than the tenth (10th) day following the date that the notice of the meeting is mailed or public announcement was made. Any such notice must set forth

(1)	as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor regulation thereto (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and

(2)	as to the stockholder giving such notice,

•	the name and address, as they appear on the Company’s books, of such stockholder, and

•	the class or series and number of shares of stock of the Company that are held of record, beneficially owned, and represented by proxy on the date of such stockholder nomination and on the Record Date by such stockholder on such dates.

PROPOSAL I - ELECTION OF DIRECTORS

     It is intended that the proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of the Board of Directors nominees named below. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event the proxies will be voted in accordance with the discretionary authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors.

     James R. Hawkins, Chairman of the Board of the Company, James T. Sartain, President and Chief Executive Officer of the Company, and ATARA, are parties to a Shareholder Voting Agreement with Cargill regarding the voting of their shares of Common Stock in connection with the election of directors. See “Introduction – Shareholder Voting Agreement.”

Nominees for Election to Board of Directors

     The following table sets forth certain information concerning the nominees for election to the Board of Directors of the Company.

Name	Age	Position
James R. Hawkins	68	Chairman of the Board
C. Ivan Wilson	76	Vice Chairman of the Board
James T. Sartain	55	President, Chief Executive Officer and Director
Richard E. Bean	60	Director
Dane Fulmer	53	Director
Robert E. Garrison II	62	Director
Jeffery D. Leu	48	Director

     Further information concerning the Board nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

     James R. Hawkins has been Chairman of the Board since the consummation of the merger of J-Hawk Corporation (“J-Hawk”) and First City Bancorporation of Texas, Inc. in 1995 (the “Merger”), and was Chairman of the Board and Chief Executive Officer of J-Hawk from 1976 until the Merger. Mr. Hawkins was also formerly Chief Executive Officer of FirstCity through January 2001. Mr. Hawkins is a certified public accountant licensed in the state of Texas.

     C. Ivan Wilson has been Vice Chairman of the Board of FirstCity since the Merger. From February 1998 to June 1998, Mr. Wilson was Chairman, President and Chief Executive Officer of Mercantile Bank, N.A., Corpus Christi, Texas, a national banking organization. Mr. Wilson was Chairman of the Board and Chief Executive Officer of First City Bancorporation of Texas, Inc. (“FCBOT”) from 1991 to the Merger. Prior to 1991, Mr. Wilson was the Chief Executive Officer of FirstCity, Texas — Corpus Christi, one of FCBOT’s banking subsidiaries.

     James T. Sartain has been President of FirstCity since the Merger and Chief Executive Officer since January 2001 and has served as a Director of FirstCity since the Merger. Prior to January 2001, Mr. Sartain was President and Chief Operating Officer of FirstCity. From 1988 to the Merger, Mr. Sartain was President and Chief Operating Officer of J-Hawk.

     Richard E. Bean has been a Director of FirstCity since the Merger and has been Executive Vice President and Chief Financial Officer of Pearce Industries, Inc. since 1976, which markets a variety of oil field equipment and machinery. Mr. Bean served as a member of the Portfolio Committee of the FirstCity Liquidating Trust from the Merger through the termination of the Trust in January 2004. Prior to the Merger, Mr. Bean was Chairman of the FCBOT’s Official Committee of Equity Security Holders. Mr. Bean is a director of Sanders Morris Harris Group, a publicly owned financial services firm. Mr. Bean is a certified public accountant licensed in the state of Texas.

     Dane Fulmer has been a Director of FirstCity since May 1999. Mr. Fulmer is a consultant and provides risk management services. From August 1995 until January 2004, Mr. Fulmer served as Executive Vice President and director of risk management of John Taylor Financial Group, a broker/dealer and investment advisory firm that Mr. Fulmer co-founded in 1995. From July

1991 until August 1996, Mr. Fulmer served as Executive Vice President of Merchants Investment Center of Fort Smith, a broker/dealer and investment advisory firm, and as portfolio manager for Merchants National, the parent company.

     Robert E. Garrison II has been a Director of FirstCity since May 1999. Mr. Garrison is the President, Chief Executive Officer and director of Sanders Morris Harris Group. Previously, Mr. Garrison served as Executive Vice President and director of Harris Webb & Garrison and also served as Chairman, Chief Executive Officer, and director of Pinnacle Management & Trust Co. Mr. Garrison co-founded both of these companies in 1994. Both Harris Webb & Garrison and Pinnacle Management & Trust Co. are subsidiaries of Sanders Morris Harris Group. In addition, Mr. Garrison serves as Chairman of the Board of BioCyte Therapeutics, a cancer diagnostic and therapeutic company focused on breast, ovarian, and prostate cancer. Mr. Garrison serves as a director of TeraForce Technology Corporation, Inc., a public defense electronics company, Somerset House Publishing, First Capital Bank, and is a member of the Finance Committee of Memorial Hermann Hospital System. He has over 36 years of experience in the securities industry. Mr. Garrison is a Chartered Financial Analyst.

     Jeffery D. Leu has been a Director of FirstCity since December 2000. Mr. Leu is President of the Value Investment Group of Cargill, a wholly owned subsidiary of Cargill Incorporated, which is regarded as one of the world’s largest privately-held corporations. Mr. Leu joined Cargill in 1981 and has held various management positions in Cargill’s financial businesses.

     The Board of Directors recommends a vote “FOR” the election of each of the nominees for director named above.

Vote Required for Election of Directors

     Directors will be elected by a plurality of the votes of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the election of directors (and therefore abstentions and non-votes will have no legal effect on such election).

Executive Officers

     The executive officers of the Company, who are elected by the Board of Directors of the Company and serve at its discretion, are as follows:

Name	Age	Position
James R. Hawkins	68	Chairman of the Board
James T. Sartain	55	President and Chief Executive Officer
J. Bryan Baker	43	Senior Vice President and Chief Financial Officer
Terry R. DeWitt	46	Senior Vice President and Co-President of FirstCity Commercial
G. Stephen Fillip	52	Senior Vice President and Co-President of FirstCity Commercial
Joe S. Greak	55	Senior Vice President, Tax Director
James C. Holmes	47	Senior Vice President and Executive Vice President of FirstCity Commercial
Jim W. Moore	53	President of FirstCity Consumer Lending
Richard J. Vander Woude	49	Senior Vice President, General Counsel and Secretary

     The business experience of Messrs. Hawkins and Sartain is set forth under “Proposal I — Election of Directors.”

     J. Bryan Baker has been Senior Vice President and Chief Financial Officer of FirstCity since June 2000. Previously, Mr. Baker served as Vice President and Treasurer from August 1999 to June 2000, as Vice President and Controller of FirstCity from November 1996 to August 1999, and as Vice President and Assistant Controller from 1995 to November 1996. From 1990 to 1995, Mr. Baker was with Jaynes, Reitmeier, Boyd & Therrell, P.C., an independent public accounting firm, involved in both auditing and consulting. From 1988 to 1990, Mr. Baker was Controller of Heights Bancshares in Harker Heights, Texas. Mr. Baker is a certified public accountant licensed in the state of Texas.

     Terry R. DeWitt has been Senior Vice President responsible for Due Diligence and Investment Evaluation of FirstCity since the Merger and has served as Co-President of FirstCity Commercial, a subsidiary of the Company, (“FirstCity Commercial”)

since October 1999. Mr. DeWitt served as Senior Vice President responsible for Due Diligence and Investment Evaluation of J- Hawk from 1992 to the Merger. From 1991 to 1992, Mr. DeWitt was Senior Vice President of the First National Bank of Central Texas, a national banking association, and from 1989 to 1991, he was President of the First National Bank of Goldthwaite, a national banking association.

     G. Stephen Fillip has been Senior Vice President of FirstCity since the Merger. Mr. Fillip has served as President of FirstCity Servicing Corporation, a subsidiary of the Company, since October 1999 and has served as Co-President of FirstCity Commercial since October 1999. Mr. Fillip was Senior Vice President of J-Hawk from 1991 to the Merger. From 1989 to 1991, Mr. Fillip was Executive Vice President and Chief Credit Officer of BancOne, Texas, N.A. (Waco), a national banking association.

     Joe S. Greak has been Senior Vice President and Tax Director of the Company since the Merger. Mr. Greak was the Tax Manager of FCBOT since 1993. From 1992 to 1993, Mr. Greak was the Tax Manager of New First City -Houston, N.A. Prior thereto, he was Senior Vice President and Tax Director of First City, Texas — Houston, N.A. Mr. Greak is a certified public accountant licensed in the state of Texas.

     James C. Holmes has been Senior Vice President of FirstCity since the Merger. Mr. Holmes has served as Executive Vice President of FirstCity Commercial since October 1999. From the Merger to August 1999 Mr. Holmes served as Senior Vice President and Treasurer of the Company and held the same positions with J-Hawk from 1994 to the Merger. From 1988 to 1991, Mr. Holmes was a Vice President of MBank, Waco, a national banking association.

     Jim W. Moore has been a senior officer of FirstCity or its predecessor since November 1992. Currently, Mr. Moore is President of FirstCity Consumer Lending Corporation, a subsidiary of the Company, which owns a 31% direct and indirect interest in Drive Financial Services, LP, where he has served as Executive Vice President and a member of the Board of Managers since August 2000.

     Richard J. Vander Woude has been General Counsel and Senior Vice President of FirstCity since January 1998 and has served as Secretary since June 2000. Prior thereto, Mr. Vander Woude was a director and shareholder in the law firm of Vander Woude & Istre, P.C., Waco, Texas from 1992 through 1997. From 1978 to 1992, Mr. Vander Woude was a director and shareholder of Sheehy, Lovelace & Mayfield, P.C., Waco, Texas.

Stock Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the Common Stock owned on April 21, 2004 (the “Measurement Date”) by (1) each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock as of such date, (2) each of the Company’s directors and nominees for director, (3) each of the Named Executive Officers and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares of the Common Stock shown in the table are held with sole voting and investment power.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(1)	Ownership		of Class
James R. Hawkins	1,275,904	(2)(11)	11.4%
James T. Sartain	597,047	(3)(11)	5.3%
Richard E. Bean	291,833	(4)	2.6%
Dane Fulmer	71,700	(5)	*
Robert E. Garrison II	75,950	(5)	*
Jeffery Leu	7,500	(6)	*
C. Ivan Wilson	38,020	(7)	*
Terry R. DeWitt	197,582	(8)	1.8%
G. Stephen Fillip	229,087	(8)	2.0%
Jim W. Moore	48,457	(9)	*
Richard J. Vander Woude	49,185	(10)	*
All directors and executive officers as a group (15 persons)	3,157,250		27.1%

*	Less than 1%

(1)	The business mailing address of each of such persons (except as otherwise indicated) is P.O. Box 8216, Waco, Texas 76714-8216.

(2)	Includes 250,994 shares of Common Stock held of record by J-Hawk, Ltd., the sole general partner of which is Combined Funding, Inc. Mr. Hawkins may be deemed to beneficially own such shares of Common Stock as a result of his ownership of 50% of the common stock of Combined Funding, Inc.

(3)	Includes 112,300 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(4)	Includes 10,000 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(5)	Includes 1,250 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(6)	Includes 7,500 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans. Mr. Leu is an officer of certain affiliates of Cargill, which, as of the Measurement Date was the record owner of 221,683 shares of Common Stock. Mr. Leu disclaims beneficial ownership of such shares. Cargill is party to the Shareholder Voting Agreement with Messrs. Hawkins and Sartain, and ATARA, regarding the Common Stock.

(7)	Includes 6,250 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(8)	Includes 42,700 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(9)	Includes 17,700 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(10)	Includes 43,750 shares that may be acquired within 60 days of the Measurement Date upon the exercise of options granted under the Company’s stock option and award plans.

(11)	Messrs. Hawkins and Sartain and ATARA, the sole general partner of which is ATARA Corp., are parties to a Shareholder Voting Agreement with Cargill regarding the Common Stock, pursuant to which ATARA and Messrs. Hawkins and Sartain are required to vote their shares of Common Stock to elect one designee of Cargill as a director of the Company, and Cargill is required to vote its shares of Common Stock to elect one or more designees of ATARA and Messrs. Hawkins and Sartain as directors of the company. Each of Messrs. Hawkins and Sartain and ATARA disclaims beneficial ownership of the shares of Common Stock owned by Cargill.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10 percent of Common Stock, to file with the Securities and Exchange Commission (“SEC”) certain reports of beneficial ownership of Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and 10 percent stockholders during the last fiscal year.

Board of Directors and Committees

     The Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NASDAQ Stock Market governance listing standards and determined that the Company is in compliance with such standards. The Board has determined that Messrs. Bean, Fulmer, Garrison and Wilson are independent Directors under the NASDAQ Stock Market Rules. Messrs. Hawkins and Sartain, employees of the Company, and Mr. Leu, an executive officer of CFSC Capital Corp. XXX (see “Certain Relationships and Related Transactions” for relationships of Cargill and CFSC Capital Corp. with the Company), were not deemed independent. Mr. C. Ivan Wilson, an independent Director, serves as Vice-Chairman and presides over executive sessions of the non-management Directors.

     Board Meetings. During 2003, the Board of Directors held four (4) meetings. Each of the directors attended more than 75% of such meetings. All of the directors attended the Company’s 2003 Annual Meeting of the stockholders. The Company has encouraged the attendance of all Directors at the annual meetings of stockholders and has scheduled its stockholders’ meetings to achieve that goal. The Company has not adopted a formal policy related to the attendance of Directors at annual meetings of stockholders.

     Committees. The Company’s Board of Directors has the following five standing committees: Executive Committee; Audit Committee; Compensation Committee; Investment Committee; and a Nominating and Corporate Governance Committee. Members of these committees generally are elected annually at the regular meeting of the Board of Directors immediately following the annual meeting of stockholders. Further information concerning the Board’s standing committees appears below.

     Executive Committee. The Executive Committee consists of Messrs. Hawkins (Chairman) and Sartain. Subject to certain limitations specified by the Company’s Bylaws and the Delaware General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. During 2003, the Executive Committee held no actual meetings but took several actions by unanimous written consent.

     Audit Committee. The Audit Committee consists of Messrs. Bean (Chairman), Garrison and Wilson. The Audit Committee is a standing committee of the Board of Directors. The Board has determined that all members of the Audit Committee are independent Directors under the rules of the NASDAQ Stock Market and the rules and regulations of the SEC. The Board of Directors has determined that Mr. Bean qualifies as an “audit committee financial expert” under applicable SEC and NASDAQ regulations. The Audit Committee has a charter adopted by the Board of Directors that sets forth its membership requirements, authority and responsibilities. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex A and also can be found in the “Investor Relations – Corporate Governance” Section of the Company’s website at www.fcfc.com. During 2003, the Audit Committee held five meetings. Each of the members of the Audit Committee was present for all such meetings. The Audit Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing

•	the financial information to be provided to the stockholders, potential stockholders, the investment community and others;

•	the systems of internal controls established by the management and the Board of Directors; and

•	the audit process.

The Audit Committee also meets with the independent auditors and with appropriate Company financial personnel about these matters. The functions of the Audit Committee also include recommending to the Board of Directors which firm of independent public accountants should be engaged by the Company to perform the annual audit, reviewing annually the Company’s Audit Committee Charter, approving certain other types of professional service rendered to the Company by the independent public accountants and considering the possible effects of such services on the independence of such public accountants. The independent auditors periodically meet alone with the Audit Committee and always have unrestricted access to the Audit Committee.

Compensation Committee. The Compensation Committee during 2003 consisted of Messrs. Wilson (Chairman), Garrison and Leu. The Compensation Committee is a standing committee of the Board of Directors. The Board has determined that Mr. Wilson and Mr. Garrison are (i) “independent directors” under the listing standards of the NASDAQ Stock Market, (ii) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (iii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Board has determined that Mr. Leu does not qualify as an “independent director” under the NASDAQ Stock Market Rules or as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act because he is an executive officer of CFSC Capital Corp. XXX (see “Certain Relationships and Related Transactions” for relationships of Cargill and CFSC Capital Corp. with the Company). The Board has determined that Mr. Leu is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Effective upon the 2004 Annual Meeting, all members of the Compensation Committee will be required to be independent Directors as set forth in the NASDAQ Stock Market rules and SEC regulations. The Compensation Committee has a charter adopted by the Board of Directors that sets forth its membership requirements, authority and responsibilities. A copy of the Compensation Committee Charter can be found in the “Investor Relations – Corporate Governance” section of the Company’s website at www.fcfc.com. The functions of the Compensation Committee include making recommendations to the Board of Directors regarding compensation for executive officers of the Company and its subsidiaries. The Compensation Committee is responsible for all recommendations, reviews, modifications and approvals with respect to the 1995 Stock Option and Award Plan, the 1996 Stock Option and Award Plan and the 2004 Stock Option and Award Plan. During 2003, the Compensation Committee held one meeting. Each of the members of the Compensation Committee attended the meeting.

     Investment Committee. The Investment Committee consists of Messrs. Sartain (Chairman), Garrison, Fulmer, Wilson, Hawkins and Bean. The functions of the Investment Committee include providing oversight and approval of prospective investments based on thresholds of risk exposure to the Company’s balance sheet. During 2003, the Investment Committee held no meetings.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Leu (Chairman) and Fulmer. The Nominating and Corporate Governance Committee is a standing committee of the Board of Directors. The Board has determined that Mr. Fulmer qualified as an independent Director under the rules of the NASDAQ Stock Market and rules and regulations of the SEC, but that Mr. Leu does not qualify as an independent Director because he is an executive officer of CFSC Capital Corp. XXX (see “Certain Relationships and Related Transactions” for relationships of Cargill and CFSC Capital Corp. with the Company). Effective upon the 2004 Annual Meeting, all members of the Nominating and Corporate Governance Committee will be required to be independent Directors as set forth in the NASDAQ Stock Market rules and SEC rules and regulations. The Nominating and Corporate Governance Committee has a charter adopted by the Board of Directors that sets forth its membership requirements, authority and responsibilities. The full text of the Charter of the Nominating and Corporate Governance Committee can be found in the “Investor Relations – Corporate Governance” section of the Company’s website at www.fcfc.com. The Nominating and Corporate Governance Committee recommends the number of board positions to be filled in accordance with the Bylaws of the Corporation and the persons to be nominated to serve in those positions. In this regard, the Nominating Committee considers the performance of incumbent directors in determining whether such directors should be nominated to stand for reelection. The Nominating and Corporate Governance Committee also reviews the recommendations of the Chief Executive Officer related to the appointment of executive officers and proposed personnel changes related to such officers and is responsible for conducting an annual review of the Corporation’s Code of Business Conduct and Ethics. During 2003, the Nominating and Corporate Governance Committee held one meeting. Each of the members of the Nominating and Corporate Governance Committee attended the meeting.

     Under the Company’s Bylaws, nominations of persons for election to the Board of Directors also may be made by stockholders as described under the caption “Annual Meeting Matters.”

     Director Nomination Procedures. The Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

     The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary of the Company, should include the following: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as Director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption “Stockholder Proposals for 2005 Annual Meeting” below.

     The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board. These candidates are evaluated by the Nominating and Corporate Governance Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Nominating and Corporate Governance Committee. Using the input from such interview and other information obtained by them, the Nominating and Corporate Governance Committee evaluates whether such prospective candidate is qualified to serve as a Director and whether the committee should recommend to the Board that the Board nominate the prospective candidate or elect such candidate to fill a vacancy on the Board. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Committee and the Board have determined to maintain the size of the Board at seven (7) directors and to retain the experience and knowledge of the existing Board. There are no new nominees to the Board for election at the 2004 Annual Meeting of Stockholders. The Committee will evaluate the size and composition of the Board prior to the 2005 Annual Meeting of Stockholders. The Company has not received any nominations for persons to serve on the Board of

Directors from any stockholder of the Common Stock of the Company and has not rejected any director candidates put forward by a stockholder or group of stockholders who beneficially owned more than five percent (5%) of the Common Stock of the Company for at least one year at the time of the recommendation. The Company has not paid any third party a fee to assist in the process of identifying or evaluating candidates.

     The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees for Director recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a Director for the existing Board positions.

Communication with Board Members

     Any stockholder that desires to communicate with the Board of Directors or any of its specific members, including the Vice Chairman or the non-management directors as a group, should send their communication to the Corporate Secretary, FirstCity Financial Corporation, P. O. Box 8216, Waco, Texas 76714-8216. All such communications will be forwarded to the appropriate members of the Board.

Code of Business Conduct and Ethics

     The Corporation has adopted a Code of Business Conduct and Ethics which is applicable to the directors, executive officers and all employees of the Corporation, including the principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available in the “Investor Relations – Corporate Governance” section of the Company’s website at www.fcfc.com.

Equity Compensation Plan Information

     Information about FirstCity’s compensation plans at December 31, 2003 was as follows:

	Number of Shares
	to Be Issued	Weighted-Average	Number of Shares
	Upon Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance
Equity compensation plans approved by stockholders(1)	614,500	$7.59	87,650
Equity compensation plans not approved by stockholders	—	—	—

Total	614,500	$7.59	87,650

(1)	Consists of the 1995 and 1996 Stock Option and Award Plans.

Director Compensation

     Directors of the Company who are not employees of the Company or any of its subsidiaries receive a retainer of $3,000 per quarter for their services as directors (from January 1, 2003 through December 31, 2003, each such director received an aggregate of $12,000 for such director’s services as director for such period). Such directors also receive $1,000 plus expenses for each regular and special board of directors meeting attended, $1,000 plus expenses for each meeting of any committee of the board of directors attended, and $500 per each telephonic meeting. Directors who are employees of the Company do not receive directors’ fees. On April 29, 2003, each of the Directors of the Company was awarded options under the 1996 Stock Option and Award Plan for 5,000 shares of Common Stock with a strike price of $1.80, which provided for vesting of the options at 25% per year over four years.

Executive Compensation

     The following table sets forth certain information concerning compensation for services during each of the last three years to (1) the Company’s Chief Executive Officer during 2003, and (2) the Company’s other four most highly compensated executive officers during 2003 serving as such at the end of 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards Securities Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation(1)($)
James T. Sartain,	2003	300,014	100,000	—	15,790
President and Chief Executive Officer	2002	300,014	—	—	15,190
	2001	300,014	—	50,000	15,190
Terry R. DeWitt,	2003	250,000	—	—	4,950
Senior Vice President and Co-President of	2002	250,000	135,000	—	4,950
FirstCity Commercial Corporation	2001	250,000	—	25,000	4,800
G. Stephen Fillip,	2003	250,000	—	—	5,190
Senior Vice President and Co-President of	2002	250,000	135,000	—	5,190
FirstCity Commercial Corporation	2001	250,000	—	25,000	5,190
Richard J. Vander Woude,	2003	275,000	—	—	4,950
Senior Vice President, General	2002	275,000	80,000	—	4,950
Counsel and Secretary	2001	275,000	—	25,000	4,950
Jim W. Moore	2003	354,375	319,097	—	5,190
Senior Vice President and President of	2002	337,096	243,750	—	5,190
FirstCity Consumer Lending	2001	250,000	125,000	25,000	5,190

(1)	With respect to Messrs. Sartain, DeWitt, Fillip, Vander Woude and Moore, the total amounts indicated under “All Other Compensation” for 2003 consist of (a) amounts contributed to match a portion of such employee’s contributions under a 401(k) plan (“401(k) Match”), (b) excess premiums paid on supplemental life insurance policies (“Supplement Life”) and (c) personal use of a business vehicle (“Auto”), and (d) amounts paid for moving expenses (“Other”). The following table details the amounts paid during 2003 for each of the categories:

	401(k)	Supplement
Executive	Match($)	Life($)	Auto($)	Total($)
James T. Sartain	4,500	1,290	10,000	15,790
Terry R. DeWitt	4,500	450	—	4,950
G. Stephen Fillip	4,500	690	—	5,190
Richard J. Vander Woude	4,500	450	—	4,950
Jim W. Moore	4,500	690	—	5,190

Stock Option and Purchase Plans and 401(k) Plan

     At the Company’s annual stockholders’ meeting, held on April 24, 1996, the Company’s stockholders approved (1) the 1995 Stock Option and Award Plan, which provides for the grant of up to 230,000 options to purchase Common Stock to plan participants, and (2) the 1996 Stock Option and Award Plan, which provides for the grant to plan participants of up to 500,000 options to purchase Common Stock. Grants of 206,850 shares of Common Stock have been granted to date (net of forfeitures and cancellations) under the 1995 Stock Option and Award Plan. Grants of 435,500 shares of Common Stock have been granted to date (net of forfeitures and cancellations) under the 1996 Stock Option and Award Plan. The exercise price for all options granted under the 1995 Stock Option and Award Plan and under the 1996 Stock Option and Award Plan is equal to or greater than the fair market value of the underlying Common Stock at the date of grant. Therefore, the holders of the stock options will benefit from such options only when, and to the extent, the price of Common Stock increases after the grant of the option. The performance of individual executive officers and other key employees is considered by the Compensation Committee in allocating such grants, taking into account the Company’s performance, each individual’s contributions thereto and specific accomplishments in each individual’s area of responsibility. The 1996 Stock Option and Award Plan also provides for the grant of up to 50,000 performance shares to employees of the Company, to be awarded in the discretion of the Compensation Committee. The performance measure to be used for the purposes of granting the performance shares will be the extent to which performance goals are met, in addition to the factors of total stockholder return, return on equity, earnings per share and the ratio of operating overhead to operating revenue.

     At the Company’s annual stockholders’ meeting, held on April 24, 1996, the Company’s stockholders approved the 1995 Employee Stock Purchase Plan, under which up to 100,000 shares of Common Stock were available for purchase by plan participants. Through September 30, 2003, participants purchased 138,578 shares of stock through the 1995 Employee Stock Purchase Plan, including 38,578 shares over-issued as a result of an interpretation by the administrator of the share adjustment provision in the plan. The over-issued shares were issued based upon the terms and provisions of the 1995 Employee Stock Purchase Plan. Each participant in the 1995 Employee Stock Purchase Plan who properly filed a request form was granted an option (“1995 Employee Stock Purchase Plan Option”) to purchase on the last day of the option period, at a price determined as described below (the “1995 Employee Stock Purchase Plan Option Price”), the number of full shares of Common Stock which the cash credited to his or her account at that time would purchase at the 1995 Employee Stock Purchase Plan Option Price. Unless the cash credited to a participant’s account was withdrawn or distributed, his or her 1995 Employee Stock Purchase Plan Option was deemed to have been exercised automatically on the last day of the Option Period. The 1995 Employee Stock Purchase Plan Option Price for each option period was eighty-five percent of the fair market value (as defined in the 1995 Employee Stock Purchase Plan) of the Common Stock on the last trading day of the Option Period. No fractional shares were issued or purchased under the 1995 Employee Stock Purchase Plan. Any accumulated cash balances remaining in a participant’s account were held in the participant’s account for the next option period if a valid request form was in effect for such option period, or otherwise distributed to the participant without interest. Since the shares were purchased at less than market value, employees received a benefit from participating in the 1995 Employee Stock Purchase Plan. The 1995 Employee Stock Purchase Plan terminated pursuant to its terms as all shares included in the plan have been issued.

     Beginning January 1, 1994, the Company also initiated a defined contribution 401(k) employee profit sharing plan (the “401(k) Plan”) in which the Company matches employee contributions at a stated percentage of employee contributions to a defined maximum. The Company contributed approximately $162,000, $184,000 and $152,000 in 2003, 2002 and 2001, respectively, to the 401(k) Plan.

Option Grants in 2003

     The Company did not grant options in 2003 to any of the Named Executive Officers.

Option Exercises and Year-End Values

     The following table sets forth, for the Named Executive Officers, the number of shares of the Common Stock underlying both exercisable and non-exercisable stock options held by such persons as of December 31, 2003, and the year-end values for unexercised “in-the-money” options, which represent the positive spread between the exercise price of any such options and the year-end market price of the Common Stock. All such options were granted under the 1995 Stock Option and Award Plan and 1996 Stock Option and Award Plan. No options were exercised by the officers listed below during 2003.

Aggregated 2003 Option Exercises
and Year-End Option Values

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Year End		at Year End($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James T. Sartain	112,300	12,500	$305,750	$51,250
Terry R. DeWitt	42,700	—	76,000	—
G. Stephen Fillip	42,700	—	76,000	—
Richard J. Vander Woude	43,750	6,250	152,875	25,625
Jim W. Moore	42,300	—	76,000	—

(1) Calculated using the aggregate market value (based on December 31, 2003 stock price of $6.10 per share) of the shares of the Common Stock underlying such options, less the aggregate exercise price payable.

Board Compensation Committee Report on Executive Compensation

     The following report concerning the specific factors, criteria and goals underlying decisions on payments and awards of compensation to each of the executive officers of the Company for fiscal year 2003 is provided by the Compensation Committee of the Company’s Board of Directors.

     General. Recommendations regarding compensation of the Company’s executive officers (other than the compensation of the Chief Executive Officer and the Chairman of the Board) are made by the Chief Executive Officer to the Chairman of the Board. The Chairman of the Board makes recommendations regarding compensation of the Company’s executive officers (other than the Chairman of the Board) to the Compensation Committee. The Compensation Committee reviews the recommendations of the Chairman of the Board and determines the compensation of the Chairman of the Board and the other executive officers. The compensation of the Chief Executive Officer and the other executive officers is subject to the review, modification and approval of the Board of Directors, except that (1) the Chief Executive Officer and the Chairman of the Board do not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to their compensation and (2) all such recommendations, reviews, modifications and approvals with respect to awards under the 1995 and 1996 Stock Option and Award Plan are made solely by the Compensation Committee.

     The Company’s compensation program is designed to enable the Company to attract, motivate and retain high quality senior management by providing a competitive total compensation opportunity based on performance. Toward this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash for the achievement of financial performance goals, and long-term, stock-based incentives that strengthen the mutuality of interests between senior management and the Company’s stockholders.

     Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that no deduction for federal income tax purposes shall be allowed to a publicly held corporation for applicable employee remuneration with respect to any covered employee of the corporation to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1.0 million. For purposes of this limitation, the term “covered employee” generally includes the chief executive officer of the corporation and the four highest compensated officers of the corporation (other than the chief executive officer), and the term “applicable employee remuneration” generally means, with respect to any covered employee for the taxable year, the aggregate amount allowable as a federal income tax deduction for services performed by such employee (whether or not during the taxable year); provided, however, that applicable employee remuneration does not include, among other items, certain remuneration payable solely on account of the attainment of one or more performance goals (“performance based compensation”). It is the Company’s general intention that the remuneration paid to its covered employees not exceed the deductibility limitation established by Section 162(m). Nevertheless, due to the fact that not all remuneration paid to covered employees may qualify as performance-based compensation, it is possible that the Company’s deduction for remuneration paid to any covered employee during a taxable year may be limited by Section 162(m).

     Salaries. Salaries for the year 2003 for each of the Company’s executive officers, including its Chief Executive Officer, were determined based upon such officer’s level of responsibility, time with the Company, contribution to the Company and individual performance. The evaluation of these factors was subjective, and no fixed, relative weights were assigned thereto.

     Bonuses. A bonus in the amount of $100,000 was awarded in 2003 to Mr. Sartain, Chief Executive Officer of the Company, in recognition of the accomplishments of the Company in 2002 and prior years for which Mr. Sartain had not received a bonus. The bonus awarded to Mr. Sartain was discretionary and not pursuant to a plan. Mr. Moore participated in a bonus pool established for executive management of Drive.

     Stock Options. The Compensation Committee believes that stock options are critical in motivating and rewarding the creation of long-term stockholder value, and the subcommittee has established a policy of awarding stock options each year based on the continuing progress of the Company as well as on individual performance. No stock options were granted during 2003 to any of the Named Executive Officers

     Compensation of the Chief Executive Officer. The Chairman of the Board makes recommendations to the Compensation Committee regarding compensation of the Company’s Chief Executive Officer. The Compensation Committee reviews the recommendation of the Chairman and makes appropriate adjustments regarding the compensation of the Chief Executive Officer and makes a recommendation to the Board of Directors, which recommendation is subject to the review, modification and approval of the members of the Board of Directors, other than the Chief Executive Officer. Such recommendations, reviews, modifications and approvals for 2003 were based on the Chief Executive Officer’s level of responsibility, time with the Company, significant contributions to the successful completion of the Company’s recapitalization in December 2002, maintenance of liquidity during the year to ensure the Company was able to continue to make investments and involvement in initiatives to strengthen corporate governance and comply with new regulations.

THE COMPENSATION COMMITTEE
C. Ivan Wilson, Chairman
Robert E. Garrison II
Jeffery Leu

Compensation Committee Interlocks and Insider Participation

     Messrs. Wilson (Chairman), Leu and Garrison served as members of the Compensation Committee of the Board of Directors during 2003. Neither of Messrs. Wilson, Leu and Garrison was an officer or employee of the Company or any of its subsidiaries during 2003 or any prior year. No interlocking relationship exists between the members of the Company’s Board of Directors, executive officers or Compensation Committee and the board of directors, executive officers and compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Audit Committee Report

     In this section below, we describe our financial and accounting management policies and practices.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee presently consists of Messrs. Bean (Chairman), Garrison and Wilson. The Board of Directors has adopted a written charter for the Audit Committee.

     Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

     Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

     The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, KPMG LLP, that firm’s independence.

     Summary. Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Richard E. Bean (Chairman)
C. Ivan Wilson
Robert E. Garrison II

Cumulative Total Stockholder Return

     The following performance graph (the “Performance Graph”) compares the cumulative total stockholder return on a share of Common Stock, based on the market price thereof, with

$	the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (US) (the “Nasdaq Market Index”) prepared for Nasdaq by the Center for Research in Security Prices (“CRSP”) and

$	the CRSP Financial Stocks Index (the “Nasdaq Industry Index”) prepared for Nasdaq by CRSP for the period beginning on December 31, 1998 and ending on December 31, 2003. Cumulative total stockholder return is based on an annual total return, which assumes the reinvestment of all dividends for the period shown and assumes that $100 was invested on December 31, 1996 in each of Common Stock, the Nasdaq Market Index and the Nasdaq Industry Index. The Company has not declared any dividends during the period covered by the Performance Graph. The results shown in the Performance Graph are not necessarily indicative of future performance.

	1998	1999	2000	2001	2002	2003
FirstCity	100.00	21.25	13.06	9.27	10.59	47.14
Nasdaq Market Index	100.00	185.43	111.83	88.71	61.33	91.70
Nasdaq Industry Index	100.00	99.34	107.40	117.96	121.48	164.31

Certain Relationships and Related Transactions

     The Company owns equity interests in various purchased asset portfolios through limited partnerships and limited liability companies (“Acquisition Partnerships”) in which a corporate affiliate of the Company is the sole general partner or managing member, and the Company and other non-affiliated investors are limited partners or members. Certain directors and executive officers of the Company may also serve as directors and/or executive officers of the general partner or managing member, but receive no additional compensation from or on behalf of such general partner or managing member for serving in such capacity. The Company provides asset servicing to such Acquisition Partnerships pursuant to servicing agreements between the Company and such Acquisition Partnerships. Service fees totaling $15.1 million for 2003 were derived from such affiliates.

     Under a Right of First Refusal Agreement and Due Diligence Reimbursement Agreement effective as of January 1, 1998, as amended (the “Right of First Refusal Agreement”) among the Company, FirstCity Servicing Corporation, Cargill and its wholly owned subsidiary CFSC Capital Corp. II (“CFSC”), if the Company receives an invitation to bid on or otherwise obtains an opportunity to acquire interests in loans, receivables, real estate or other assets located in the United States, Canada, Latin America, or the Caribbean in which the aggregate amount to be bid exceeds $4 million, or $500,000 for consumer assets, the Company is required to follow a prescribed notice procedure pursuant to which CFSC has the option to participate in the proposed purchase by requiring that such purchase or acquisition be effected through an Acquisition Partnership formed by the Company and Cargill (or an affiliate). The Right of First Refusal Agreement does not prohibit the Company from holding discussions with entities other than CFSC regarding potential joint purchases of interests in loans, receivables, real estate or other assets, provided that any such purchase is subject to CFSC’s right to participate in the Company’s share of the investment. The Right of First Refusal Agreement further provides that, subject to certain conditions, CFSC will pay to the Company a monthly amount to cover due diligence expense, plus 50% of the third party due diligence expenses incurred by the Company in connection with proposed asset purchases. The Right of First Refusal Agreement is a restatement and extension of a similar agreement entered into among the Company, certain members of the Company’s management and Cargill in 1992. The Right of First Refusal Agreement has a termination date of February 1, 2006 and will renew automatically for an additional year on an annual basis thereafter unless either party gives notice to the other of its desire to discontinue the arrangement six months prior to the termination date.

     The Company has loans receivable, totaling $13.4 million at December 31, 2003, made to certain Acquisition Partnerships located in Mexico at fixed rates ranging from 0% to 20%. The Company has a loan receivable ($1.4 million at December 31, 2003) from a domestic Acquisition Partnership bearing interest at Prime plus 7% and a $2.6 million loan receivable from a French Acquisition Partnership based on the maximum interest rate (5.05% at December 31, 2003) allowable for deductibility as determined by the taxing authorities of France. Payments on these notes are dependent upon proceeds from the resolution of Portfolio Assets held by the Acquisition Partnerships.

     FirstCity has a $35 million credit facility with CFSC Capital Corp. XXX, a subsidiary of Cargill, which matures in March 2005. The loan bears interest based on the maximum of 8.5% or LIBOR plus 4.5% and is secured by investments in Acquisition Partnerships. As of December 31, 2003, the outstanding balance was $27.2 million. Jeffery D. Leu, a director of the Company, is an officer of certain affiliates of Cargill. The Company believes that the terms of this credit facility are generally as favorable to the Company as the terms it would receive from an independent third party. During 2003, FirstCity paid approximately $2.1 million in interest under this facility.

     The Company leases office space for its principal executive offices in Waco, Texas from a trust created for the benefit of the children of James R. Hawkins, the Chairman of the Board of the Company. This lease expires in December of 2006 and contains an option in favor of the Company pursuant to which the Company may renew the lease for an additional five-year period, with escalating lease payments. Rental expense under such lease is $10,000 per month. The Company believes that the terms of such lease are generally as favorable to the Company as the terms it would receive from an independent third party.

     Park Central Recreation, Inc., a Texas corporation of which James R. Hawkins is a 50% shareholder, is indebted to FirstStreet Investment, LLC, an affiliate of the Company, under a note dated March 1, 1996, which has an outstanding principal balance of $2.0 million as of December 31, 2003. The note is secured by a first lien on real estate in Port Arthur, Texas, which is operated as a bowling alley. The note bears a fixed interest rate of 10%, matures on March 1, 2006 and requires annual payments of $289,500. This note is guaranteed by James R. Hawkins, Chairman of the Company.

     In 2003, MCSFC, Ltd., Central National Bank, James R. Hawkins and James T. Sartain entered into a Note Purchase Agreement related to a loan provided by Central National Bank to MCSFC, Ltd, a subsidiary of the Company. The promissory note evidencing the loan was executed by MCSFC, Ltd. payable to the order of Central National Bank (“Note”). The Note Purchase Agreement obligates Mr. Hawkins and Mr. Sartain to purchase the Note after thirty days notice upon the default by MCSFC, Ltd. under the Note for a price equal to the unpaid principal balance plus any unpaid accrued interest on the Note. Upon repurchase, the Note will be endorsed without recourse and all collateral securing payment of the Note will be assigned to Mr. Hawkins and Mr. Sartain. At December 31, 2003, the outstanding balance on the Note was $2.3 million. During 2003, MCSFC, Ltd. paid $32,257 in interest under this note.

PROPOSAL II — RATIFICATION AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to serve as independent certified public accountants for the Company and its subsidiaries for fiscal year 2004. It is intended that such appointments be submitted to the stockholders of the Company for ratification at the Annual Meeting. KPMG has served as the Company’s auditors since October 27, 1995 (on which date KPMG was so appointed by the Board of Directors, which appointment was recommended by the Board’s Audit Committee) and has no investment in the Company or its subsidiaries.

     Although the submission of this matter to the stockholders is not required by law, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of the shares of Common Stock present at the meeting, in person or represented by proxy and entitled to vote at the Annual Meeting (abstentions will have the effect of a negative vote on such proposal and broker non-votes will have no legal effect on the vote).

     It is expected that representatives of KPMG will be present at the Annual Meeting with an opportunity to make a statement should they desire to do so and to respond to appropriate questions from stockholders.

     The Audit Committee and the Board of Directors recommend a vote “FOR” KPMG as certified public accountants for the Company and its subsidiaries for fiscal year 2004.

Audit and Related Fees

     The aggregate fees billed for professional services by KPMG in 2003 and 2002 for these various services were:

	2003	2002
Audit fees(1)	$603,180	$562,875
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$603,180	$562,875

(1) Audit Fees consisted principally of audit work performed on the Company’s annual consolidated financial statements and the financial statements of certain equity investments and the review of SEC filings.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the Company’s independent auditor. Except as noted below, no audit services or non-audit services shall be provided to the Company by the independent auditor unless first pre-approved by the Audit Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC. If the Audit Committee approves an audit service within the scope of the engagement of the independent auditor, such audit service shall be deemed to have been pre-approved.

     Pre-approval shall not be required for non-audit services provided by the independent auditor, if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such non-audit services are provided, (ii) such non-audit services were not recognized by the Company at the time of the independent auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.

     The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of certain non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting.

STOCKHOLDERS’ PROPOSALS

     Pursuant to the Exchange Act, and regulations under the Exchange Act, individual stockholders have a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at an annual meeting of the stockholders. Proposals intended to be presented at the annual meeting to be held in 2005 must be received at the Company’s principal executive offices no later than February 12, 2005. Such proposals should be addressed as follows: FirstCity Financial Corporation, P.O. Box 8216, Waco, Texas 76714, Attention: Secretary.

     Stockholder proposals submitted outside of the Securities and Exchange Commission’s procedures for including such proposals in the Company’s proxy must be mailed or delivered to the attention of the Secretary at the address above and must, in the case of a proposal with respect to the annual meeting to be held in 2005, be received by the Company no later than February 12,

2005. The proposal must comply in all respects with the requirements set forth in the Company’s bylaws, and the Board of Directors may reject any proposal not made in accordance with these requirements. A copy of these requirements is available upon request from the Secretary of the Company at the address set forth above.

     With respect to nominations of one or more persons for election as directors, written notice of the stockholder’s intent to make such nomination(s), which notice must comply in all respects with the requirements therefore set forth in the Company’s bylaws, must be mailed or delivered to the attention of the Secretary at the address above and must be received by the Company no later than thirty days, and no sooner than sixty days, prior to the date of the 2005 Annual Meeting of Stockholders or, if such annual meeting is not publicly announced at least forty days prior to the date of such annual meeting, no later than the close of business ten days after the date of such public announcement. The nomination must be made in accordance with the provisions in the Company’s bylaws, and if the presiding officer of the annual meeting determines that the nomination does not comply with the provisions, he may cause the nomination to be disregarded. A copy of the nomination provisions is available upon request from the Secretary of the Company at the address set forth above.

OTHER MATTERS

     Management does not presently know of any matters which may be presented for action at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by Management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

By Order of the Board of Directors,

June 11, 2004	Richard J. Vander Woude
Secretary

ANNEX A

FirstCity Financial Corporation

Audit Committee Charter

This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Purpose. The Committee has oversight of (i) the accounting and financial reporting processes of the Company, (iii) the integrity of the Company’s financial statements and disclosures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent auditing firm (the “External Auditors”), (v) the performance of the Company’s internal audit function and External Auditors, (vi) the Company’s internal control systems, and (vii) the Company’s process for monitoring compliance with the Company’s Code of Conduct.

2.	Committee Members.

2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. The Board shall designate members of the Committee on the recommendation of the Nominating and Corporate Governance Committee. The members and Chairperson of the Committee shall be appointed by the Board. Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

2.2.	Independence. Each member of the Committee must meet the independence requirements of the NASDAQ Stock Market Marketplace Rules (“NASDAQ”) and applicable state and federal law, including the rules and regulations of the Securities and Exchange Commission (“SEC”), including the following requirements:

2.2.1.	To be “independent,” a director may not be an officer or employee of the Company or any of its subsidiaries and may not have a relationship with the Company, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

2.2.2.	No director shall be considered “independent” if such director is affiliated with the Company or any subsidiary thereof in any capacity, other than in such director’s capacity as a member of the Board, the Committee or any other Board committee.

2.2.3.	No director shall be considered “independent” if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, other than fees received in such director’s capacity as a member of the Board, the Committee or any other Board committee and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided such compensation is not contingent in any way on continued service).

2.2.4.	No director shall be considered “independent” if such director is, or has been at any time during the past three years, employed by the Company or by any parent or subsidiary of the Company.

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2.2.5.	No director shall be considered “independent” if such director is a family member of an individual who is, or has been at any time during the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

2.2.6.	No director shall be considered “independent” if such director is, or has a family member who is, a partner in, or controlling shareholder or an executive officer of, any organization (including any not-for-profit organization) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for the applicable year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities, or (ii) payments made under non-discretionary charitable contribution matching programs.

2.2.7.	No director shall be considered “independent” if such director is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) of such other entity.

2.2.8.	No director shall be considered “independent” if (i) such director is, or has a family member who is, a current partner of the Company’s External Auditor, or (ii) such director, or a family member of such director, (a) was a partner or employee of the Company’s External Auditor, and (b) worked on the audit engagement for the Company at any time during the past three years.

For purposes of the above, the term “family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone who resides in such person’s home and the term “executive officer” shall mean those officers covered by Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision to such rule.

Notwithstanding Subsections 2.2.1., 2.2.4., 2.2.5., 2.2.6., 2.2.7. and 2.2.8. above, the Committee may, under exceptional and limited circumstances, have one (1) member who is not “independent”; provided, that (i) such member is not a current officer or employee or a family member of an officer or employee of the Company or any parent or subsidiary of the Company, (ii) the Board determines that membership on the Committee by such individual is required by the best interests of the Company and its stockholders and (iii) the Board discloses, in the Company’s proxy statement prepared in connection with its next annual meeting of stockholders subsequent to such determination, the details of such individual’s relationship with the Company that would otherwise prohibit such individual from being considered “independent” and the reasons for the Board’s determination that the membership of such individual on the Committee is required by the best interest of the Company and its stockholders. An individual that is serving as a member of the Committee pursuant to this exception may not serve for more than two years and may not serve as the Chairperson of the Committee.

2.3.	Financial Statements. No person that shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years may be a member of the Committee.

2.4.	Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement,

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and cash flow statement. At least one (1) member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, in connection with the preparation of any reports regarding the financial experience of the members of the Committee to be included in the Company’s periodic public reports, the Board shall determine with respect to each member of the Committee whether or not, in the Board’s judgment, such member is an “audit committee financial expert,” as such term is defined by the SEC. A director who qualifies as an “audit committee financial expert” is presumed to qualify under the financial sophistication test set forth above.

2.5.	Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees; provided, that no subcommittee shall consist of less than two members.

3.	Authority.

3.1.	Advisors. The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

3.2.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.3.	Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.4.	Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report and (ii) any Advisors employed by the Company pursuant to Section 3.2.

4.	Meetings.

4.1.	Frequency of Meetings. The Committee shall meet at least once per fiscal quarter in connection with (i) its review of the Company’s financial statements and the Company’s disclosures that are to be included in its Form 10-Q and Form 10-K filings with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) the preparation of the Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders pursuant to Section 10.4 below. The Chairperson may call a special meeting at any time he or she deems advisable.

4.2.	Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s chief of internal auditing (“Internal Auditor”), (iv) the External Auditor, and (v) the Company’s general counsel (“General Counsel”) and may, at its discretion, periodically meet in separate executive (private) sessions with each such person, to discuss any

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matters that the Committee or any such person believes should be discussed privately with the Committee.

4.3.	Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

4.4.	Quorum. A quorum shall consist of a majority of the Committee’s membership. All action taken by the Committee shall be deemed approved on the vote of a majority of its members.

4.5.	Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting of the Committee, in consultation with Committee members and any appropriate member of Company’s management or staff, as necessary. As requested by the Chairperson, members of the Company’s management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

4.6.	Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

5.	External Auditor Oversight.

5.1.	Selection and Evaluation. Subject to shareholder ratification, if such ratification is required by applicable law or the certificate of incorporation or the bylaws of the Company, the Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee shall annually, following the completion of the Audit Reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit.

5.2.	Pre-Approval of External Auditor Services.

5.2.1.	Committee Pre-Approval. No audit services or non-audit services shall be provided to the Company by the External Auditor unless first pre-approved by the Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service shall be deemed to have been pre-approved for purposes of this Section.

5.2.2.	Pre-Approval Exception. Pre-approval shall not be required under Section 5.2.1. for non-audit services provided by the External Auditor, if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the External Auditor during the fiscal year in which such non-audit services are provided, (ii) such non-audit services were not recognized by the Company at the time of the External Auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

5.2.3.	Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services

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required by this Section, including the pre-approval described in clause (iii) of Section 5.2.2. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Committee for its approval at its next scheduled meeting.

5.3.	Independence. The Committee shall periodically meet with management, the Internal Auditor and the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the NASDAQ and the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that none of the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by Independence Standards Board Standard No. 1.

5.4.	Quality Control. The Committee shall annually obtain from the External Auditor a written report describing the internal quality-control procedures of the External Auditor and any material issues raised by internal quality-control review or peer review or any inquiry or investigation by governmental or accounting profession authorities, as determined to be necessary and appropriate by the Committee and in form and content acceptable to the Committee.

5.5.	Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that the lead (or coordinating) audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the Company’s audit have not performed audit services for the Company for the five (5) previous fiscal years.

5.6.	External Auditor Reports Review. The Committee shall review with management, the Internal Auditor and the External Auditor (i) the reports required to be prepared by the External Auditor under Section 10A(k) of the Exchange Act regarding (a) all critical accounting policies and practices used by the Company and (b) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and (ii) all other material written communications between the External Auditor, management and the Internal Auditor, such as any management letter or schedule of unadjusted differences.

5.7.	Internal Control Assessment. The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

5.8.	Accountability of External Auditor. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

5.9.	Audit Assessment. The Committee shall annually assess with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with

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the audit process, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were passed (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

5.10.	SAS 61 Communications. The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

5.11.	Audit Disagreement Inquiry. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

5.12.	Hiring Policy. The Committee has determined that the Company will not hire employees or former employees of the Company’s External Auditors who participated in any capacity in the audit of the Company to serve in the capacity of Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer of the Company or any other equivalent position until at least one year after such employee has terminated his employment relationship with the Company’s External Auditor. This policy may be disclosed to the External Auditor and to employees of the Company’s External Auditor that provide services in connection with the Company’s audit.

6.	Internal Auditing Oversight.

6.1.	Internal Auditing Staff. The Committee shall annually evaluate the performance of the Internal Auditor and the internal auditing department with management and the External Auditor.

6.2.	Internal Audit Process. The Committee shall oversee the Company’s internal audit function and any other appropriate control process in place for reviewing and approving the Company’s internal transactions and accounting; provided, that (i) this Section 6.2 shall not be construed to require the Company to establish a separate internal audit department or dedicate employees to the task on a full-time basis and (ii) the Company may choose to outsource this function to a firm other than any External Auditor. The Committee shall meet periodically, at its discretion, with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

6.3.	Internal Audit Reports. The Committee shall meet periodically, at its discretion, with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff. The Internal Auditor shall provide a summary of all significant internal audit reports to the Committee each quarter.

7.	Financial Statements And Disclosure Oversight.

7.1.	SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the

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Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. In addition, the Committee shall periodically, at its discretion, review with management and the External Auditor the Company’s procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases that contain information regarding the Company’s historical or projected financial performance and the provision of any such information, earnings guidance or other financial information to a financial analyst or rating agency. Such reviews should include consideration of (i) off-balance sheet transactions, obligations (including contingent obligations) and other relationships with unconsolidated entities or other persons that may have a current or future effect on the Company’s financial condition, results of operation, liquidity, capital expenditures or significant components of revenues or expenses; (ii) pro forma financial information, including any information required to reconcile such information with financial information prepared in accordance with GAAP; (iii) underlying estimates upon which the presented financial information is based; (iv) the reasonableness of significant judgments made in the preparation of the presented financial information; (v) whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information conforms to the accounting principles upon which the relevant accounting rules are based; and (vi) whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information misleads investors as to the Company’s underlying economic condition.

7.2.	Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company’s accounting principles and practices.

7.3.	Adequate Disclosure. The Committee shall periodically, at its discretion, inquire of management, the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7.4.	Criticisms. The Committee shall periodically, at its discretion, inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

8.	Internal Controls and Compliance with Laws and Regulations and Code of Conduct Oversight.

8.1.	Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically, at its discretion, review and assess with management, the Internal Auditor, the General Counsel and the External Auditor (a) the Company’s internal control systems, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s policies on compliance with laws and regulations, (c) the Company’s Code of Conduct, and (d) the methods and procedures for monitoring compliance with such policies; and (ii) shall elicit any recommendations for the

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improvement of the Code of Conduct and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control structure and procedures of the Company for ensuring the accuracy of public disclosures) that is required to be filed by the Company with the SEC on Form 10-K.

8.2.	Information Security. The Committee shall periodically, at its discretion, review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

8.3.	Code of Conduct Violations. The Committee shall periodically, at its discretion, inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Conduct, (ii) any waiver of compliance with the Code of Conduct, and (iii) any investigations undertaken with regard to compliance with the Code of Conduct. The Committee shall not have the power to grant waivers to the Code of Conduct. Any waiver of the Code of Conduct with respect to a director or executive officer may only be granted by the Board. All waivers granted by the Board shall be promptly reported to the entire Board and be publicly disclosed as required by the rules and regulations of the SEC and NASDAQ.

8.4.	Misconduct Allegations. The Committee shall periodically, at its discretion, inquire of management and the General Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

8.5.	Disagreements with Legal Counsel. The Committee shall periodically, in its discretion, inquire of management, the General Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

8.6.	Related Party Transactions Oversight. The Company shall not enter into a related party transaction unless such transaction is approved by the Committee after a review of the transaction by the Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K.

9.	Risk Management Oversight.

9.1.	Risk Exposure. The Committee shall periodically meet with management and each External Auditor to review and discuss (i) guidelines and policies with respect to risk assessment and risk management to the extent necessary or appropriate to govern the process by which the Company’s risk assessment and management is undertaken and handled (although the Committee is not required to be the sole body responsible for risk assessment and management) and (ii) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. If the Company manages and assesses its risk through mechanisms other than the Committee, the mechanisms need not be replaced by the Committee, but the processes in place should be reviewed in a general manner by the Committee.

9.2.	Insurance. The Committee shall periodically review and assess with management and the General Counsel insurance coverage, including Directors and Officers Liability, property and casualty loss, errors and omissions and surety bonds.

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9.3.	Special-Purpose Entities and Off-Balance Sheet Transactions. The Committee shall meet with management, the Internal Auditor, the General Counsel and the External Auditor to review and assess all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

9.4.	Consultation with Legal Counsel. The Committee shall periodically, at its discretion, review with the General Counsel and, if the Committee deems it appropriate, outside legal counsel legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquires received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.

10.	Reports and Assessments.

10.1.	Board Reports. The Chairperson of the Committee shall, periodically, at his or her discretion, report to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function.

10.2.	Charter Assessment. The Committee shall annually assess the adequacy of this Charter and advise the Board and the Nominating and Corporate Governance Committee of its assessment and of its recommendation for any changes to the Charter.

10.3.	Committee Self-Assessment. The Committee shall annually make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Nominating and Corporate Governance Committee.

10.4.	Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

10.5.	Recommend Action. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual report on Form 10-K for filing with the SEC.

10.6.	Board Access to External Auditor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the External Auditor attend a meeting of the Board to discuss specific issues and to answer questions from the directors.

11.	General.

11.1.	Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities.

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Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

11.2.	Charter Guidelines. While the responsibilities of the Committee set forth in Section 5 through 10 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

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ANNUAL MEETING OF STOCKHOLDERS OF

FIRSTCITY FINANCIAL CORPORATION

August 5, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect 7 Directors, each to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified;

NOMINEES:
☐	FOR ALL NOMINEES	O	James R. Hawkins
		O	C. Ivan Wilson
☐	WITHHOLD AUTHORITY	O	James T. Sartain
	FOR ALL NOMINEES	O	Richard E. Bean
		O	Dane Fulmer
☐	FOR ALL EXCEPT	O	Robert E. Garrison II
	(See instructions below)	O	Jeffery D. Leu

		FOR	AGAINST	ABSTAIN

2.	To ratify the Board of Directors’ appointment of independent public accountants for the Company and its subsidiaries for fiscal year 2004; and	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	☐	☐	☐

Please complete, sign, date and return promptly the enclosed proxy in the envelope provided.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIRSTCITY FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO BE HELD ON August 5, 2004

     NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of FirstCity Financial Corporation, a Delaware corporation (the“Company”), will be held at the principal executive offices of the Company, 6400 Imperial Drive, Waco, Texas 76712, on Thursday, August 5, 2004, at 9:00 a.m., local time, for the following purposes:

(Continued and to be signed on the reverse side)